Exhibit 10.2

DELCATH SYSTEMS, INC.

WAIVER AND FORBEARANCE AGREEMENT

October 29, 2019

Reference is hereby made to those certain Registration Rights Agreements (the “Registration Rights Agreements”), dated as of July 11, 2019 (effective as of July 15, 2019), and August 15, 2019, as amended on September 30, 2019 and on October 18, 2019, and as being further amended on and as of the date hereof, between Delcath Systems, Inc. (the “Company”) and the Holders who are signatories thereto (including, without limitation, the Holders signing below). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreements.

The undersigned Holders, acting pursuant to the provisions of Section 6(f) (titled “Amendments and Waivers”) of the Registration Rights Agreements, and subject to the time periods and other limitations set forth below, hereby waive until the earlier of (x) the date that is 60 days following the date hereof (the “Extension Date”), and (y) the date that any of the other Holders become entitled to receive liquidated damages pursuant to Section 2(d) as a result of the failure by the Company to register the Registrable Securities (the “Default Date”), the undersigned Holders’ rights (i) to have 321,408,352 of their Registrable Securities (the “Forbearance Shares”) registered pursuant to a Registration Statement, pursuant to Section 2(a) through (c) (titled “Shelf Registration”), and (ii) to receive the liquidated damages otherwise payable by the Company to the undersigned pursuant to Section 2(d) as a result of its failure to register the Forbearance Shares. It is understood and agreed that the undersigned Holders shall determine in their sole discretion whether and to what extent the Forbearance Shares shall consist of Conversion Shares, Warrant Shares or a combination of the two.

The Company covenants and agrees to take all necessary action, in consultation with the undersigned Holders, to cause the Forbearance Shares to become authorized and unissued shares of capital stock of the Company by not later than the first to occur of (x) the date that the Forbearance Shares are registered for resale pursuant to an effective Registration Statement, or (y) the Extension Date. Without limiting the generality of the foregoing, in the event that the Forbearance Shares have not become authorized and unissued shares of capital stock of the Company by the Extension Date, then the waiver and forbearance provisions set forth above shall cease to be effective, and the undersigned Holders shall thereafter have the right to receive liquidated damages pursuant to Section 2(d) calculated in accordance with that Section (i.e., as a percentage of such Holder’s Subscription Amount) from and after the Extension Date until such date that the Forbearance Shares have become authorized and unissued shares of capital stock of the Company which are either registered for resale pursuant to an effective Registration Statement or eligible for resale pursuant to Rule 144.

This Waiver and Forbearance Agreement is executed this 29th day of October, 2019.

HOLDER: Rosalind Master Fund LP (“RMF”)

By: /s/ Steven Salamon

Name: Steven Salamon
Title: President, Rosalind Advisors, Inc. (advisor to RMF)

HOLDER: Rosalind Opportunities Fund I LP (“ROFI”)

By: /s/ Steven Salamon

Name: Steven Salamon
Title: President, Rosalind Advisors, Inc. (advisor to ROFI)

The term and conditions of this Waiver and Forbearance Agreement are hereby acknowledged and agreed to:

DELCATH SYSTEMS, INC.

By: /s/ Jennifer K. Simpson

Name: Jennifer K. Simpson
Title: President & CEO